AMENDMENT TO FUND PARTICIPATION AGREEMENT BETWEEN GREAT

WEST LIFE & ANNUITY COMPANY, DELAWARE VIP TRUST, DELAWARE

MANAGEMENT COMPANY AND DELAWARE DISTRIBUTORS, L.P.

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 1st day of May, 2016, by and among Delaware VIP Trust, Delaware Management Company, Delaware Distributors, L.P. and Great-West Life & Annuity Insurance Company (“Great-West”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated April 20, 2001, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

2.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 1st day of May, 2016.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name:	Ron Laeyendecker
Title:	Senior Vice President

DELAWARE VIP TRUST,

By its authorized officer,

By:	/s/ Roger A. Early
Name:	Roger A. Early
Title:	Executive Vice President

DELAWARE MANAGEMENT COMPANY,

A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

By its authorized officer,

By:	/s/ Susan Natalini
Name:	Susan Natalini
Title:	Senior Vice President

DELAWARE DISTRIBUTORS, L.P.

By its authorized officer,

By:	/s/ Stephen J. Busch
Name:	Stephen J. Busch
Title:	Senior Vice President

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

FutureFunds Series Account

FutureFunds II Series Account

Retirement Plan Series Account

Trillium Variable Annuity Account

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

Variable Annuity Account 5

COLI VUL-2 Series Account

COLI VUL-4 Series Account

COLI VUL-7 Series Account

Variable Annuity-8 Series Account

Variable Annuity-9 Series Account